EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-61598, 333-113684 and 333-129454 on Form S-8 of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K of the PNM Resources, Inc. Retirement Savings Plan for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

June 26, 2007